Exhibit 10.2

GUARANTY

As of May 29, 2013

Talisker Canyons LeaseCo LLC

145 Adelaide Street West

Toronto, Ontario M5H 4E5

Canada

Re:                             Master Agreement of Lease dated as of May 29, 2013 (the “Lease”)  made by and between Talisker Canyons LeaseCo LLC, a Delaware limited liability company (“Landlord”), as landlord, and VR CPC Holdings, Inc., a Delaware corporation (“Tenant”), as tenant, pursuant to which, as more specifically detailed in the Lease, Landlord has leased to Tenant, the ski resort known as the Canyons and certain other lands (collectively, the “Demised Premises”)

Ladies and Gentlemen:

To induce Landlord to enter into the Lease and to thereby lease the Demised Premises to Tenant in accordance with the Lease, Vail Resorts, Inc., a Delaware corporation (hereinafter, “Guarantor”) hereby represents, warrants and covenants to Landlord as follows (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Lease):

1.                            Obligations Guaranteed.  Guarantor, irrevocably and unconditionally, guarantees (A) the timely and full payment by Tenant to Landlord of (i) all Fixed Base Rent due and payable under the Lease and (ii) any unpaid Participating Rent and/or Additional Charges that from time to time shall become due and payable under the Lease as a result of actual financial results and/or operation of the Resort (i.e., not including Participating Rent with respect to future results or Resort operation unless and until such Participating Rent has been earned under the Lease) (together, the “Payment Guaranteed Obligations”), and (B) the performance of all obligations and full collection of any amounts due Landlord from Tenant arising from any breach by Tenant of any of its obligations under the Lease other than with respect to the timely and full payment of Fixed Base Rent and Participating Rent  (the “Collection Guaranteed Obligations” and, collectively with the Payment Guaranteed Obligations, the “Guaranteed Obligations”). Notwithstanding anything to the contrary in any of the Lease Documents, Landlord shall not be deemed to have waived any right which the Landlord may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim against Tenant’s bankruptcy estate for the full amount of Rent due and/or payable under the Lease.

2.                            Liability Unimpaired.  Guarantor’s liability hereunder shall in no way be limited or impaired by, and Guarantor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Lease and/or any other instrument(s) executed by Tenant, for the benefit of Landlord, in connection with the Lease (collectively, the “Lease Documents”).  This Guaranty is a guaranty of payment and performance when due and not of collection with respect to the Payment Guaranteed Obligations.  With respect to the Collection Guaranteed Obligations, this Guaranty is a guaranty of collection only and the Guarantor shall be obligated to make payments hereunder only after (i) Landlord has reduced its claims with respect to the Guaranteed Collection Obligations to a final non-appealable judgment and execution has been partially or wholly returned unsatisfied, (ii) Landlord has obtained a restraining order, injunction or other equitable relief and Tenant has not promptly complied therewith, (iii) Tenant has become insolvent, or (iv) it has become otherwise apparent after reasonable due diligence that it is, and will be, useless or futile for Landlord to proceed against Tenant.  In addition, Guarantor’s liability hereunder shall in no way be limited or impaired by (x) any extensions of time for performance required by any of said documents, (y) any Transfer of the Lease or any sale or transfer of all or part of the Demised Premises not in violation of the Lease, or (z) the release of Tenant or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise.

3.              Preservation of Lease Documents.  Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease Documents as the same may be modified and will not permit Tenant to take or to fail to take actions of any kind (other than payment), the taking of which or the failure to take which might be the basis for a claim that Guarantor has a defense to its obligations hereunder.

4.              Payments; Certain Waivers.  Guarantor (i) waives any right or claim of right to cause a marshaling of Tenant’s assets or to cause Landlord to proceed and/or exhaust any remedies against Tenant or the Demised Premises before proceeding against Guarantor or to proceed against Guarantor in any particular order with respect to the Payment Guaranteed Obligations, (ii) agrees that any payments required to be made by Guarantor with respect to Payment Guaranteed Obligations hereunder shall become due immediately on demand in accordance with the terms of this Guaranty upon the occurrence of any Tenant Event of Default under the Lease and without the need for any prior presentment to Tenant, demand for payment or protest, notice of non-payment or protest and/or any initiation or exhaustion of any of Landlord’s remedies against Tenant under the Lease.  Without limiting the generality of the foregoing, any rights and claims that Guarantor may now have or hereafter acquire against Tenant, or any other guarantor of the Lease, that arise from the existence or performance of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, and any right to participate in any claim or remedy of Landlord against Tenant, or such other guarantor or any collateral which Landlord now has or hereafter acquire (all such claims and rights are referred to as the “Guarantor’s Conditional Rights”), shall be subordinate to Landlord’s right to full payment and performance of the Lease and shall not be enforced unless and until ninety-one (91) days after all amounts owed to Landlord under the Lease are paid in full, provided, however, that any of Guarantor’s rights of subrogation, reimbursement, exoneration, contribution or indemnification, and any right to participate in any claim or remedy of Landlord against any other guarantor (but not Tenant) which arise from the existence or performance of Guarantor’s obligations under this Guaranty shall be subordinate only to Landlord’s right to full payment and performance of the obligations under this Guaranty and may be enforced at any time after ninety-one (91) days after all amounts owed to Landlord under this Guaranty are paid in full.  If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any Guarantor’s Conditional Rights and such amount is paid to Guarantor at any time when the Lease shall not have been paid or performed in full, then such amount paid to Guarantor shall forthwith be paid to Landlord to be credited and applied to payments due under the Lease.

5.              Reinstatement. This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Landlord (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Tenant, Guarantor or any other Person or for a substantial part of Tenant’s, Guarantor’s or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made.

6.              Representations and Warranties. In order to induce Landlord to lease the Demised Premises to Tenant in accordance with the Lease, Guarantor makes the following representations, warranties and agreements:

(a)         Corporate Status. (i) Guarantor (1) is a duly organized and validly existing corporation in good standing (or validly subsisting) under the laws of the jurisdiction of its formation, (2) has all requisite power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in, and (3) is duly qualified and is authorized to do business and is in good standing (or subsistence) in its jurisdiction of formation and in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified in a foreign jurisdiction could not reasonably be expected to have a material adverse effect upon its ability to fulfill its obligations hereunder.

(b)         Power and Authority. Guarantor has all necessary power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each of the Lease Documents to which it is a party and has taken all necessary action for the execution, delivery and performance by it of this Guaranty and each of such Lease Documents.  Guarantor has duly executed and delivered this Guaranty and each of the Lease Documents to which it is a party, and each of this Guaranty and such Lease Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)          No Violation. Neither the execution, delivery nor performance by Guarantor of this Guaranty or the Lease Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any requirement of law applicable to Guarantor, (ii) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Guarantor pursuant to the terms of any material contractual obligation to which the Guarantor is a party or by which any of its property or assets is bound or to which it may be subject, (iii) will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected, (iv) will not violate any provision of any organizational document of Guarantor or (v) require any approval of partners or any approval or consent of any Person (other than a Governmental Authority) which has not been obtained.

(d)         Government and Other Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date of the advance of the Lease), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty and/or any Lease Document to which Guarantor is a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty and/or any such Lease Document.

(e)          Litigation. There are no material actions, suits or proceedings pending against or affecting the validity or enforceability of this Guaranty or any Lease Document to which Guarantor is a party, at law, in equity or before or by any Governmental Authorities except those material actions, suits or proceedings previously disclosed by Guarantor to Landlord.

(f)           Solvency. Guarantor is solvent, and upon consummation of the transaction contemplated by this Guaranty, the Lease Documents and any other related documents, will be, able to pay its debts as they become due.

7.              Certain Additional Waivers.

(a)         Credit may be granted or continued from time to time by Landlord to Tenant without notice to, or authorization from, Guarantor, regardless of the financial or other condition of Tenant at the time of any such grant or continuation.  Landlord shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Tenant.  Guarantor acknowledges that no representations of any kind whatsoever have been made to it by Landlord.  Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to any of the Lease Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

(b)         Guarantor waives all rights and defenses arising out of an election of remedies by Landlord, even though such election of remedies, has destroyed Guarantor’s rights of subrogation and reimbursement, if any, against Tenant; provided, however, that an election by Landlord to terminate the Lease in accordance with the terms thereof shall not be considered an “election of remedies” for purposes of this Guaranty.

For so long as any obligation of Tenant under the Lease Documents remains unsatisfied, Guarantor waives Guarantor’s rights of subrogation and reimbursement, including any defenses Guarantor may have by reason of an election of remedies by Landlord.

8.              Non-Waiver; Remedies Cumulative.  No failure or delay on Landlord’s part in exercising any right, power or privilege under any of the Lease Documents, this Guaranty or any other document made to or with Landlord in connection with the Lease shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute acquiescence in any default by Tenant or Guarantor under any of said documents.  A waiver by Landlord of any right or remedy under any of the Lease Documents, this Guaranty or any other document made to or with Landlord in connection with the Lease on any one occasion shall not be construed as a bar to any right or remedy which Landlord otherwise would have on any future occasion.  The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

9.              Liability Unaffected by Release.  Guarantor, or any other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of any Guarantor not so released.

10.       Transfers of Interests in Lease.  In the event that Landlord elects to sell and transfer interests in the Lease to one or more assignees, all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Tenant, any Guarantor or the Lease, may be exhibited to and retained by any such assignee or prospective assignee.  Financial statements, and any other material data of a confidential nature which is identified to Landlord as such in writing at the time of delivery by Guarantor to Landlord, which are delivered to assignees or prospective assignees shall be delivered by Landlord on a confidential basis and on the condition that they be used for no other purpose than in connection with the Lease.

11.       Separate Indemnity/Guaranty.  Guarantor acknowledges and agrees that Landlord’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Landlord’s rights (and all of Guarantor’s obligations) under the Lease and/or any other or additional guaranty or indemnity agreement executed and delivered to Landlord by Tenant and/or Guarantor in connection with the Lease, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor’s obligations and liabilities under any such other or additional guaranty or indemnity agreement.

12.       ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT.  GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LANDLORD ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LANDLORD WITH RESPECT TO ANY ASSERTED CLAIM.

13.       Governing Law; Submission to Jurisdiction.  This Guaranty and the rights and obligations of Landlord and Guarantor hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Utah (without giving effect to Utah’s principles of conflicts of law).  Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Utah State or Federal court sitting in Utah over any suit, action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Utah State or Federal court sitting in Utah may be made by certified or registered mail, return receipt requested, directed to Guarantor at the address indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

14.       Severability.  Any provision of this Guaranty, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

15.       Entire Agreement; Amendments.  This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated  except by a written instrument signed by the party against whom enforcement of the waiver, amendment or termination is sought.

16.       Successors and Assigns.   This Guaranty shall be binding upon and shall inure to the benefit of Landlord and Guarantor and their respective successors and assigns.  This Guaranty may be assigned by Landlord with respect to all of the obligations guaranteed hereby in connection with any assignment thereof that is permitted under the Lease.

17.       Paragraph Headings.  Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

18.       Non-Recourse to Constituent Members/Partners.  Notwithstanding anything to the contrary contained in this Guaranty, in any Lease Document, or in any other instruments, certificates, documents or agreements executed in connection with the Lease, no recourse under or upon any obligation shall be had against any of the constituent members or partners of Guarantor, nor against any of their members, partners, shareholders, officers and directors, and the Landlord expressly waives and releases all right to assert any liability whatsoever under or with respect to this Guaranty or any Lease Document against, or to satisfy any claim or obligation arising thereunder against, any of such constituent members or partners of Guarantor or their respective members, partners, shareholders, officers and directors or out of any of their respective assets, provided, however, that nothing in this Section shall be deemed to release Guarantor or other Persons from any personal liability pursuant to, or from any of its respective obligations under, this Guaranty or any Lease Document to which such Persons are a party.

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19.       Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same instrument and, if more than one Guarantor, shall be binding upon each of them individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each Guarantor under this Guaranty shall be unaffected by the failure of any other Guarantor to execute any or all of said counterparts.

Very truly yours,

Vail Resorts, Inc.

By:	/s/ Fiona E. Arnold
	Name:	Fiona E. Arnold
	Title:	Executive Vice President and General Counsel

Address of Guarantor:

390 Interlocken Crescent
Suite 1000
Broomfield, Colorado 80021

STATE OF COLORADO	)

	)	ss.:

COUNTY OF BROOMFIELD	)

On the 2nd day of May, 2013 before me, the undersigned, personally appeared Fiona E. Arnold, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Mila Birnbaum
(Notary’s official signature)

3/7/2016
(Commission expiration)